UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 15, 2012
SPARTECH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700

Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company's 2012 Annual Meeting of Stockholders held on March 15, 2012, of the 30,818,052 shares outstanding and entitled to vote, 28,144,990.513 shares were represented, constituting a 91.33% quorum. The stockholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement filed on January 24, 2012. The final results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The stockholders elected all of the board's nominees for director to serve for one-year terms and until their successors have been duly elected and qualified, by the votes set forth in the table below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ralph B. Andy	23,968,564.713	1,299,221.470	410,506.330	2,466,698.000
Lloyd E. Campbell	24,216,333.713	1,051,601.763	410,357.037	2,466,698.000
Edward J. Dineen	24,923,709.763	344,787.346	409,795.404	2,466,698.000
Victoria M. Holt	24,423,396.853	844,796.330	410,099.330	2,466,698.000
Walter J. Klein	24,315,710.420	952,579.763	410,002.330	2,466,698.000
Pamela F. Lenehan	24,490,475.713	778,401.053	409,415.747	2,466,698.000
Jackson W. Robinson	23,950,109.713	1,316,366.763	411,816.037	2,466,698.000
Craig A. Wolfanger	23,796,656.079	1,469,372.346	412,264.088	2,466,698.000

Proposal 2: The stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,019,622.518	1,110,188.011	15,179.984	—

Proposal 3: The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,005,945.748	188,521.770	483,824.995	2,466,698.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2012	SPARTECH CORPORATION

By:  /s/ Randy C. Martin
Randy C. Martin
Executive Vice President and Chief Financial Officer